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                           [MCAFEE & TAFT LETTERHEAD]



                                 April 24, 2002


Fleming Companies, Inc.
P.O. Box 299013
Lewisville, TX 75029

Re:      Offering of Debt Securities and Common Stock


Ladies and Gentlemen:

         Reference is made to your Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission today with respect to the offering from time to time of $600,000,000 of Debt Securities and Common Stock of Fleming Companies, Inc. (the "Company"). You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement").

         We have examined your corporate records and made such other investigations as we deemed appropriate for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company or a committee thereof of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Company's Amended and Restated Certificate of Incorporation and (iii) such shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.


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         We hereby consent to the inclusion of this opinion as an exhibit to the above mentioned Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                  Very Truly Yours,

                                  /s/ McAfee & Taft

                                  McAfee & Taft, A Professional Corporation